Exhibit 15





                            Accountants' Acknowledgement


          First Brands Corporation
          83 Wooster Heights Road
          Danbury, CT  06813-1911

          Gentlemen:

          Re:  Form S-8 Registration Statements No. 33-35770 and No. 33-56992

          With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated November 1, 1994 related to our review of interim financial information.

          Pursuant to Rule 436 (c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                               Very truly yours,

                                               /s/ KPMG PEAT MARWICK LLP

                                               KPMG Peat Marwick LLP




          New York, New York
          November 1, 1994